UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-2166630
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Russell Hobbs, Inc. 3633 S. Flamingo Road, Miramar, FL	33027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates (if applicable):  333-165769

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement is being filed with respect to the shares of Common Stock, par value $0.01 per share (the “Shares”), of Spectrum Brands Holdings, Inc., a Delaware corporation (the “Registrant”).  This registration statement is filed in connection  with the listing of the Shares with New York Stock Exchange.

The information required by this Item 1 with respect to the Shares is incorporated by reference from the information set forth under the caption “Description of SB Holdings Capital Stock” in Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 7, 2010 (File No. 333-165769).

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

3.1
Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 3, 2010 (File No. 333-165769)).

3.2
Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 29, 2010 (File No. 333-165769)).

4.1	Registrant's specimen Share certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  May 27, 2010

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Lisa R. Carstarphen
Name: Lisa R. Carstarphen
Title: Vice President and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1
Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 3, 2010 (File No. 333-165769)).

3.2
Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 29, 2010 (File No. 333-165769)).

4.1	Registrant's specimen Share certificate.